     Earnings Release

JETBLUE ANNOUNCES THIRD QUARTER 2023 RESULTS
Updating FY23 Outlook to Reflect Near-Term Headwinds
NEW YORK (October 31, 2023) -- JetBlue Airways Corporation (NASDAQ: JBLU) today reported its results for the third quarter of 2023:
“While we faced challenges in the quarter, including significant weather-related impacts and rising fuel prices, our Crewmembers rose to the occasion, focusing on what we can control to mitigate these headwinds and provide our customers with great service.” said Robin Hayes, JetBlue’s Chief Executive Officer. “As we look ahead, we are making improvements to drive profitable growth and ensure JetBlue is positioned for success in 2024 and beyond.”

Third Quarter 2023 Financial Results
•Net loss for the third quarter of 2023 under Generally Accepted Accounting Principles (“GAAP”) of $153 million or $(0.46) per share. Excluding special items, adjusted net loss for the third quarter of $129 million (1) or $(0.39) per share.
•Third quarter system capacity increased 7.1% year-over-year.
•Operating revenue of $2.4 billion for the third quarter of 2023, down 8.2% year-over-year.
•Operating expenses per available seat mile ("CASM") for the third quarter of 2023 decreased 3.3% year-over-year.
•Operating expense per available seat mile, excluding fuel and related taxes, other non-airline operating expenses, and special items ("CASM ex-Fuel") for the third quarter of 2023 increased 5.9% (1) year-over-year.
•Average fuel price in the third quarter of 2023 of $2.94 per gallon, including hedges.
Third Quarter 2023 Key Highlights
•Executing on Our Cost Initiatives
•Continued to realize savings under the structural cost program, which remains on track to deliver approximately $70 million in cost savings this year and $150 million to $200 million in run-rate savings through 2024.
•Progressed the fleet modernization program with 18 Embraer E190s removed from the fleet to date as we transition to the margin accretive Airbus A220s, which is expected to generate $55 million in cost savings by the end of this year and $75 million in cost savings through 2024.
•Expanding Transatlantic Service
•Began daily service to Amsterdam Schiphol Airport (AMS) from New York's John F. Kennedy International Airport (JFK) and Boston Logan International Airport (BOS).
•Announced new seasonal service from JFK and BOS to Dublin Airport (DUB) starting March 13, 2024 and from JFK to Edinburgh Airport (EDI) starting May 22, 2024, as well as additional flights to Paris Charles de Gaulle Airport (CDG) with new daily service from BOS starting April 3, 2024 and a second daily flight from JFK starting June 20, 2024.
•Delivering Value to Our Customers
•Recognized by J.D. Power for the JetBlue Plus Card, which ranked the highest among co-brand airline credit cards, demonstrating the value it offers customers.
•Added 10 new international markets to our co-brand card portfolio and launched the ability to redeem TrueBlue® points on key partner airlines directly on jetblue.com.
•Announced new and improved perks for Mosaic members in JetBlue’s TrueBlue® loyalty program starting in 2024, reflecting JetBlue’s commitment to identifying new ways to add value to the program.

•Introduced formal family seating guarantee to ensure children aged 13 and younger can sit next to an adult traveling with them on the same reservation.
Balance Sheet and Liquidity
•$1.5 billion in unrestricted cash, cash equivalents, short-term investments, and long-term marketable securities at quarter-end (excluding our $600 million undrawn revolving credit facility).
•Extended the maturity date of our undrawn revolving credit facility to October 21, 2025.
•Adjusted debt to capital ratio of 55% (1) as of September 30, 2023.
•Paid $254 million in debt and finance lease obligations during 2023.
Outlook
“We continue to see healthy travel demand during peak periods and the fourth quarter holidays. However, industry capacity is outpacing domestic demand during off peak travel periods. For the fourth quarter, our growth will be driven primarily by international as we proactively work to manage our capacity and reduce schedules in off-peak periods,” said Joanna Geraghty, JetBlue’s President and Chief Operating Officer.

Fourth Quarter and Full-Year 2023 Outlook	Estimated 4Q 2023	Estimated FY 2023
Available Seat Miles (ASMs) Year-Over-Year	0.5% - 3.5%	5.0% - 7.0%
Revenue Year-Over-Year	(10.5%) - (6.5%)	3.0% - 5.0%
CASM Ex-Fuel (1) (Non-GAAP) Year-Over-Year (2)	8.5% - 10.5%	4.5% - 5.5%
Estimated Fuel Price per Gallon (3), (4)	$3.05 - $3.20	$3.02 - $3.07
Interest Expense	$60 - $70 million	$205 - $215 million
Adjusted Loss per Share (EPS) (Non-GAAP) (1)	($0.55) - ($0.35)	($0.65) - ($0.45)
“While we have been able to offset some of the costs associated with the challenging operational backdrop, the sheer magnitude of the air traffic control and weather-related delays has been staggering. We remain focused on controlling what we can control, including our structural cost program and fleet modernization plans,” said Ursula Hurley, JetBlue’s Chief Financial Officer.

Earnings Call Details
JetBlue will conduct a conference call to discuss its quarterly earnings today, October 31, 2023 at 10:00 a.m. Eastern Time. A live broadcast of the conference call will also be available via the internet at http://investor.jetblue.com. The webcast replay and presentation materials will be archived on the company’s website.

For further details see the third quarter 2023 Earnings Presentation available via the internet at http://investor.jetblue.com.
About JetBlue
JetBlue is New York's Hometown Airline®, and a leading carrier in Boston, Fort Lauderdale-Hollywood, Los Angeles, Orlando and San Juan. JetBlue known for its low fares and great service, carries customers to more than 100 cities throughout the United States, Latin America, Caribbean, Canada and Europe. For more information and the best fares, visit jetblue.com.
Notes
1.Non-GAAP financial measure; Note A provides a reconciliation of certain non-GAAP financial measures used in this release and explains the reasons management believes that presentation of these non-GAAP financial measures provides useful information to investors regarding JetBlue's financial condition and results of operations. In addition, refer to Note A for further details on non-GAAP forward-looking information.

2.Includes the impact from the new pilot union agreement of approximately four points for the fourth quarter and three points for full year 2023.
3.Includes fuel taxes and hedges.
4.JetBlue utilizes the forward Brent crude curve and the forward Brent crude to jet crack spread to calculate the unhedged portion of its prompt quarter. Fuel price is based on forward curve as of October 20, 2023.

Forward-Looking Information
This Earnings Release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this Earnings Release may be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “expects,” “plans,” “intends,” “anticipates,” “indicates,” “remains,” “believes,” “estimates,” “forecast,” “guidance,” “outlook,” “may,” “will,” “should,” “seeks,” “goals,” “targets” or the negative of these terms or other similar expressions. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed, or assured. Forward-looking statements contained in this Earnings Release include, without limitation, statements regarding our outlook and future results of operations and financial position, expectations with respect to headwinds, including the continued wind down of the Northeast Alliance, the impact of air traffic control ("ATC") driven delays, shifts in post-COVID customer demand, and fluctuations in fuel prices, and our business strategy and plans for future operations, including our planned merger with Spirit (the “Merger”) and the associated impacts on our business. Forward-looking statements involve risks, uncertainties and assumptions, and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including, without limitation, the COVID-19 pandemic and government-imposed measures to control its spread; risk associated with execution of our strategic operating plans in the near-term and long-term; our extremely competitive industry; risks related to the long-term nature of our fleet order book; volatility in fuel prices and availability of fuel; increased maintenance costs associated with fleet age; costs associated with salaries, wages and benefits; risks associated with doing business internationally; our reliance on high daily aircraft utilization; our dependence on the New York metropolitan market; risks associated with extended interruptions or disruptions in service at our focus cities; risks associated with airport expenses; risks associated with seasonality and weather; our reliance on a limited number of suppliers; risks related to new or increased tariffs imposed on commercial aircraft and related parts imported from outside the United States; the outcome of legal proceedings with respect to our Northeast Alliance with American Airlines Group Inc. and our planned wind-down of the Northeast Alliance; the occurrence of any event, change or other circumstances that could give rise to the right of JetBlue or Spirit or both of them to terminate the Merger Agreement; failure to obtain certain governmental approvals necessary to consummate the merger; the outcome of the lawsuit filed by the Department of Justice and certain state Attorneys General against us and Spirit related to the Merger; risks associated with failure to consummate the Merger in a timely manner or at all; risks associated with the pendency of the Merger and related business disruptions; indebtedness following consummation of the Merger and associated impacts on business flexibility, borrowing costs and credit ratings; the possibility that JetBlue may be unable to achieve expected synergies and operating efficiencies within the expected timeframes or at all; challenges associated with successful integration of Spirit's operations; expenses related to the Merger and integration of Spirit; the potential for loss of management personnel and other key crewmembers as a result of the Merger; risks associated with effective management of the combined company following the Merger; risks associated with JetBlue being bound by all obligations and liabilities of the combined company following consummation of the Merger; risks associated with the integration of JetBlue and Spirit workforces, including with respect to negotiation of labor agreements and labor costs; the impact of the Merger on JetBlue’s earnings per share; risks associated with cybersecurity and privacy, including information security breaches; heightened regulatory requirements concerning data security compliance; risks associated with reliance on, and potential failure of, automated systems to operate our business; our inability to attract and retain qualified crewmembers; our being subject to potential unionization, work stoppages, slowdowns or increased labor costs; reputational and business risk from an accident or incident involving our aircraft; risks associated with damage to our reputation and the JetBlue brand name; our significant amount of fixed obligations and the ability to service such obligations; our substantial indebtedness and impact on our ability to meet future financing needs; financial risks associated with credit card processors; restrictions as a result of our participation in governmental support programs under the CARES Act, the Consolidated Appropriations Act, and the American Rescue Plan Act; risks associated with seeking short-term additional financing liquidity; failure to realize the full value of intangible or long-lived assets, causing us to record impairments; risks associated with disease outbreaks or environmental disasters affecting travel behavior; compliance with future environmental regulations; the impacts of federal budget constraints or federally imposed furloughs; impact of global climate change and legal, regulatory or market response to such change; changes in government regulations in our industry; acts of war or terrorism; changes in global economic conditions or an economic downturn leading to a continuing or accelerated decrease in demand for air travel; and risks associated with the implementation of 5G wireless technology near airports that we operate in. It is routine for our internal projections and expectations to change as the year or each quarter in the year progresses, and therefore it should be clearly understood that the internal projections, beliefs, and assumptions upon which we base our expectations may change prior to the end of each quarter or year. Any outlook or forecasts in this document have been prepared without taking into account or consideration of the Merger with Spirit.
Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. You should understand that many important factors, in addition to those discussed or incorporated by reference in this Earnings Release, could cause our results to differ materially from those expressed in the forward-looking statements. Further information concerning these and other factors is contained in JetBlue's filings with the U.S. Securities and Exchange Commission (the “SEC”), including but not limited to in our Annual Report on Form 10-K for the year ended December 31, 2022. In light of these risks and uncertainties, the forward-looking events discussed in this Earnings Release might not occur. Our forward-looking statements speak only as of the date of this Earnings Release. Other than as required by law, we undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

JETBLUE AIRWAYS CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
(percent changes based on unrounded numbers)	2023	2022	Percent Change		2023	2022	Percent Change
OPERATING REVENUES
Passenger	$2,201	$2,415	(8.9)		$6,842	$6,319	8.3
Other	152	147	3.1		448	424	5.6
Total operating revenues	2,353	2,562	(8.2)		7,290	6,743	8.1

OPERATING EXPENSES
Aircraft fuel and related taxes	678	825	(17.8)		2,043	2,305	(11.4)
Salaries, wages and benefits	790	675	17.0		2,304	2,058	12.0
Landing fees and other rents	176	131	34.4		499	412	21.1
Depreciation and amortization	155	147	5.8		462	435	6.2
Aircraft rent	33	30	7.3		99	83	18.6
Sales and marketing	80	81	(0.7)		237	216	9.9
Maintenance, materials and repairs	168	178	(5.9)		512	492	4.2
Other operating expenses	396	343	15.3		1,129	1,026	10.0
Special items	33	13	NM (1)		168	57	NM
Total operating expenses	2,509	2,423	3.5		7,453	7,084	5.2

OPERATING INCOME (LOSS)	(156)	139	NM		(163)	(341)	(52.3)

Operating Margin	(6.6)%	5.4%	(12.0)	pts.	(2.2)%	(5.1)%	2.9	pts.

OTHER INCOME (EXPENSE)
Interest expense	(53)	(44)	21.1		(145)	(121)	20.7
Interest income	24	11	NM		64	24	NM
Gain (loss) on investments, net	—	—	NM		6	(4)	NM
Other	11	(1)	NM		14	(1)	NM
Total other expense	(18)	(34)	45.3		(61)	(102)	39.8

INCOME (LOSS) BEFORE INCOME TAXES	(174)	105	NM		(224)	(443)	(49.4)

Pretax Margin	(7.4)%	4.1%	(11.5)	pts.	(3.1)%	(6.6)%	3.5	pts.

Income tax benefit (expense)	21	(48)	NM		17	57	(68.9)

NET INCOME (LOSS)	$(153)	$57	NM		$(207)	(386)	(46.5)

EARNINGS (LOSS) PER COMMON SHARE:
Basic	$(0.46)	$0.18			$(0.63)	$(1.20)
Diluted	$(0.46)	$0.18			$(0.63)	$(1.20)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	333.3	323.9			331.0	322.5
Diluted	333.3	325.0			331.0	322.5

(1) Not meaningful or greater than 100% change.

JETBLUE AIRWAYS CORPORATION
COMPARATIVE OPERATING STATISTICS
(unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
(percent changes based on unrounded numbers)	2023	2022	Percent Change		2023	2022	Percent Change
Revenue passengers (thousands)	10,911	10,502	3.9		32,309	29,075	11.1
Revenue passenger miles (RPMs) (millions)	14,777	13,963	5.8		42,950	38,857	10.5
Available seat miles (ASMs) (millions)	17,362	16,217	7.1		51,484	48,005	7.2
Load factor	85.1%	86.1%	(1.0)	pts.	83.4%	80.9%	2.5	pts.
Aircraft utilization (hours per day)	10.7	10.1	5.9		10.9	10.1	7.9

Average fare	$201.73	$229.95	(12.3)		$211.77	$217.34	(2.6)
Yield per passenger mile (cents)	14.89	17.30	(13.9)		15.93	16.26	(2.0)
Passenger revenue per ASM (cents)	12.68	14.89	(14.9)		13.29	13.17	1.0
Operating revenue per ASM (cents)	13.55	15.80	(14.2)		14.16	14.05	0.8
Operating expense per ASM (cents)	14.45	14.94	(3.3)		14.48	14.76	(1.9)
Operating expense per ASM, excluding fuel (cents) (1)	10.27	9.69	5.9		10.09	9.75	3.5

Departures	85,971	84,805	1.4		262,488	246,653	6.4
Average stage length (miles)	1,253	1,191	5.2		1,223	1,218	0.4
Average number of operating aircraft during period	283	286	(1.2)		281	284	(1.0)
Average fuel cost per gallon, including fuel taxes	$2.94	$3.84	(23.3)		$3.02	$3.68	(18.0)
Fuel gallons consumed (millions)	230	215	7.2		677	626	8.1
Average number of full-time equivalent crewmembers	20,661	20,303	1.8		20,706	20,013	3.5

(1) Refer to Note A at the end of our Earnings Release for more information on this non-GAAP financial measure.

JETBLUE AIRWAYS CORPORATION
SELECTED CONSOLIDATED BALANCE SHEET DATA
(in millions)

	September 30, 2023	December 31, 2022
	(unaudited)
Cash and cash equivalents	$973	$1,042
Total investment securities	575	522
Total assets	13,412	13,045
Total debt	4,001	3,647
Stockholders' equity	3,420	3,563

Note A - Non-GAAP Financial Measures
We report our financial results in accordance with GAAP; however, we present certain non-GAAP financial measures in this Earnings Release. Non-GAAP financial measures are financial measures that are derived from the condensed consolidated financial statements, but that are not presented in accordance with GAAP. We present these non-GAAP financial measures because we believe they provide useful supplemental information that enables a meaningful comparison of our results to others in the airline industry and our prior year results. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, our financial performance measures prepared in accordance with GAAP. Further, our non-GAAP information may be different from the non-GAAP information provided by other companies. The information below provides an explanation of each non-GAAP financial measure used in this Earnings Release and shows a reconciliation of certain non-GAAP financial measures used in this Earnings Release to the most directly comparable GAAP financial measures.
With respect to JetBlue’s CASM Ex-Fuel (1) guidance and Adjusted EPS guidance (2), JetBlue is not able to provide a reconciliation of forward-looking measures where the quantification of certain excluded items reflected in the measure cannot be calculated or predicted at this time without unreasonable efforts. In these cases, the reconciling information that is unavailable includes a forward-looking range of financial performance measures beyond our control, such as fuel costs, which are subject to many economic and political factors beyond our control. For the same reasons, we are unable to address the probable significance of the unavailable information, which could have a potentially unpredictable and potentially significant impact on our future GAAP financial results.
(1) CASM Ex-Fuel is a non-GAAP measure that excludes fuel and related taxes, other non-airline operating expenses, and special items.
(2) Adjusted EPS is a non-GAAP measure that excludes special items and investment gains and losses.

Operating expense per available seat mile, excluding fuel and related taxes, other non-airline operating expenses, and special items (“CASM ex-fuel”)
CASM is a common metric used in the airline industry. Our CASM for the relevant periods are summarized in the table below. We exclude aircraft fuel and related taxes, operating expenses related to other non-airline businesses, such as JetBlue Technology Ventures and JetBlue Travel Products, and special items from total operating expenses to determine Operating expenses ex-fuel, which is a non-GAAP financial measure, and we exclude the same items from CASM to determine CASM ex-fuel, which is also a non-GAAP financial measure. We believe the impact of these special items distorts our overall trends and that our metrics are more comparable with the presentation of our results excluding such impact.
For the three and nine months ended September 30, 2023, special items included Spirit acquisition costs and union contract costs.
Special items for 2022 included Spirit acquisition costs, union contract costs and Embraer E190 fleet transition costs.
We believe that Operating Expenses ex-fuel and CASM ex-fuel are useful for investors because they provide investors the ability to measure our financial performance excluding items that are beyond our control, such as fuel costs, which are subject to many economic and political factors, as well as items that are not related to the generation of an available seat mile, such as operating expense related to certain non-airline businesses and special items. We believe these non-GAAP measures are more indicative of our ability to manage airline costs and are more comparable to measures reported by other major airlines.
The table below provides a reconciliation of our total operating expenses (“GAAP measure”) to Operating Expenses ex-fuel, and our CASM to CASM ex-fuel for the periods presented.

NON-GAAP FINANCIAL MEASURE
RECONCILIATION OF OPERATING EXPENSE AND OPERATING EXPENSE PER ASM, EXCLUDING FUEL
($ in millions, per ASM data in cents)
(unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2023		2022		2023		2022
	$	per ASM	$	per ASM	$	per ASM	$	per ASM

Total operating expenses	$2,509	$14.45	$2,423	$14.94	$7,453	$14.48	$7,084	$14.76
Less:
Aircraft fuel and related taxes	678	3.90	825	5.08	2,043	3.97	2,305	4.80
Other non-airline expenses	16	0.09	14	0.09	49	0.09	43	0.09
Special items	33	0.19	13	0.08	168	0.33	57	0.12
Operating expenses, excluding fuel	$1,782	$10.27	$1,571	$9.69	$5,193	$10.09	$4,679	$9.75
Operating Expense, Operating Income (Loss), Adjusted Operating Margin, Pre-tax Income (Loss), Adjusted Pre-tax Margin, Net Income (Loss) and Earnings (Loss) per Share, excluding Special Items and Net Gain (Loss) on Investments
Our GAAP results in the applicable periods were impacted by credits and charges that were deemed special items.
For the three and nine months ended September 30, 2023, special items included Spirit acquisition costs and union contract costs.
Special items for 2022 included Spirit acquisition costs, union contract costs and Embraer E190 fleet transition costs.
Certain gains and losses on our equity investments were also excluded from our 2023 and 2022 GAAP results.
We believe the impact of these items distort our overall trends and that our metrics are more comparable with the presentation of our results excluding the impact of these items. The table below provides a reconciliation of our GAAP reported amounts to the non-GAAP amounts excluding the impact of these items for the periods presented.

NON-GAAP FINANCIAL MEASURE
RECONCILIATION OF OPERATING EXPENSE, OPERATING INCOME (LOSS), ADJUSTED OPERATING MARGIN, PRE-TAX INCOME (LOSS), ADJUSTED PRE-TAX MARGIN, NET INCOME (LOSS), EARNINGS (LOSS) PER SHARE, EXCLUDING SPECIAL ITEMS AND GAIN (LOSS) ON EQUITY INVESTMENTS

(unaudited, in millions)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Total operating revenues	$2,353	$2,562	$7,290	$6,743

RECONCILIATION OF OPERATING EXPENSE
Total operating expenses	$2,509	$2,423	$7,453	$7,084
Less: Special items	33	13	168	57
Total operating expenses excluding special items	$2,476	$2,410	$7,285	$7,027

RECONCILIATION OF OPERATING INCOME (LOSS)
Operating income (loss)	$(156)	$139	$(163)	$(341)
Add back: Special items	33	13	168	57
Operating income (loss) excluding special items	$(123)	$152	$5	$(284)

RECONCILIATION OF ADJUSTED OPERATING MARGIN
Operating margin	(6.6)%	5.4%	(2.2)%	(5.1)%

Operating income (loss) excluding special items	$(123)	$152	$5	$(284)
Total operating revenues	2,353	2,562	7,290	6,743
Adjusted operating margin	(5.2)%	5.9%	0.1%	(4.2)%

RECONCILIATION OF PRE-TAX INCOME (LOSS)
Income (loss) before income taxes	$(174)	$105	$(224)	$(443)
Add back: Special items	33	13	168	57
Less: Net gain (loss) on investments	—	—	6	(4)
Income (loss) before income taxes excluding special items and net gain (loss) on investments	$(141)	$118	$(62)	$(382)

RECONCILIATION OF ADJUSTED PRE-TAX MARGIN
Pre-tax margin	(7.4)%	4.1%	(3.1)%	(6.6)%

Income (loss) before income taxes excluding special items and net gain (loss) on investments	$(141)	$118	$(62)	$(382)
Total operating revenues	2,353	2,562	7,290	6,743
Adjusted pre-tax margin	(6.0)%	4.6%	(0.9)%	(5.7)%

RECONCILIATION OF NET INCOME (LOSS)
Net income (loss)	$(153)	$57	$(207)	$(386)
Add back: Special items	33	13	168	57
Less: Income tax benefit related to special items	9	1	30	7
Less: Net gain (loss) on investments	—	—	6	(4)
Less: Income tax expense related to net gain (loss) on investments	—	—	(1)	—
Net income (loss) excluding special items and net gain (loss) on investments	$(129)	$69	$(74)	$(332)

NON-GAAP FINANCIAL MEASURE
RECONCILIATION OF OPERATING EXPENSE, OPERATING INCOME (LOSS), ADJUSTED OPERATING MARGIN, PRE-TAX INCOME (LOSS), ADJUSTED PRE-TAX MARGIN, NET INCOME (LOSS), EARNINGS (LOSS) PER SHARE, EXCLUDING SPECIAL ITEMS AND GAIN (LOSS) ON EQUITY INVESTMENTS (CONTINUED)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
CALCULATION OF EARNINGS (LOSS) PER SHARE	2023	2022	2023	2022
Earnings (loss) per common share
Basic	$(0.46)	$0.18	$(0.63)	$(1.20)
Add back: Special items	0.10	0.04	0.51	0.18
Less: Income tax benefit related to special items	0.03	0.01	0.08	0.02
Less: Net gain (loss) on investments	—	—	0.02	(0.01)
Less: Income tax expense (benefit) related to net gain (loss) on investments	—	—	—	—
Basic excluding special items and net gain (loss) on investments	$(0.39)	$0.21	$(0.22)	$(1.03)

Diluted	$(0.46)	$0.18	$(0.63)	$(1.20)
Add back: Special items	0.10	0.04	0.51	0.18
Less: Income tax benefit related to special items	0.03	0.01	0.08	0.02
Less: Net gain (loss) on investments	—	—	0.02	(0.01)
Less: Income tax expense (benefit) related to net gain (loss) on investments	—	—	—	—
Diluted excluding special items and net gain (loss) on investments	$(0.39)	$0.21	$(0.22)	$(1.03)

Adjusted debt to capitalization ratio
Adjusted debt to capitalization ratio is a non-GAAP financial metric which we believe is helpful to investors in assessing the company's overall debt profile. Adjusted debt includes aircraft operating lease liabilities, in addition to total debt and finance leases, to present estimated financial obligations. Adjusted capitalization represents total equity plus adjusted debt.

NON-GAAP FINANCIAL MEASURE
ADJUSTED DEBT TO CAPITALIZATION RATIO
(in millions)

	September 30, 2023	December 31, 2022
	(unaudited)
Long-term debt and finance leases	$3,729	$3,093
Current maturities of long-term debt and finance leases	272	554
Operating lease liabilities - aircraft	154	206
Adjusted debt	$4,155	$3,853

Long-term debt and finance leases	$3,729	$3,093
Current maturities of long-term debt and finance leases	272	554
Operating lease liabilities - aircraft	154	206
Stockholders' equity	3,420	3,563
Adjusted capitalization	$7,575	$7,416

Adjusted debt to capitalization ratio	55%	52%

CONTACTS
JetBlue Investor Relations
Tel: +1 718 709 2202
ir@jetblue.com

JetBlue Corporate Communications
Tel: +1 718 709 3089
corpcomm@jetblue.com